Exhibit 10(c)(i)


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of January 1, 2001 between AMERICAN MEDICAL ALERT CORP., a New York corporation (the "Company"), with offices located at 3265 Lawson Boulevard, Oceanside, New York 11572, AND FREDERIC SCOTT SIEGEL an individual having an address at 133 LAGOON DRIVE EAST LIDO BEACH NEW AT YORK 11561 ("Employee").

                              W I T N E S S E T H :
                              --------------------

         WHEREAS, the Company desires to retain the services of Employee upon the terms and conditions stated herein; and

         WHEREAS, Employee desires to be employed by the Company upon the terms and conditions stated herein.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee for the period beginning January 1, 2001 and ending December 31, 2003, unless earlier terminated pursuant hereto (the "Initial Employment Period"). At the end of the Employment Period, the Company, at its sole discretion, may renew this Employment Agreement, upon ninety (90) days written notice, upon substantially the same terms and conditions for a period of thirty six (36) months (together with the Employment Period, the "Employment Period"); PROVIDED, HOWEVER, that if the Company determines to not renew this Agreement, then Employee shall receive severance pay as described in Section 11(c) hereof.

         2. DUTIES. Subject to the authority of the Board of Directors of the Company, Employee shall be employed as Vice President of Sales and Marketing. Employee will perform such duties and services commensurate with his position as Vice President of Sales and Marketing as identified by the President and CEO (see duties 2a)

         2a. - Manage, coordinate and direct field activities of sales forces, independent, agents, distributors, providers.

               - Create and approve all Company sales proposals and contracts with the contract committee.

               - Administer and instruct department managers and staff on new contract fulfillment, implementation and servicing aspects.

               - Identify new services and products to complement existing lines and infrastructure.

               - Select and manage the Company's participation in trade shows, seminars, continuing education classes etc.

               -    Maintain a comprehensive database on competitor products and
                    services  and  new   technologies   that  could  affect  the
                    Company's core business.

               -    Initiate  and  oversee  the   production  of  new  corporate
                    marketing   materials   with  the   Company's   Director  of
                    Marketing, advertising agencies and public relations firms.

               - Create new service plans, sales offerings and pricing arrangements to compete effectively in the marketplace.

               -    Identify   and   create   potential    strategic    business
                    relationships and technology partnerships for the Company.

               - Develop, implement and monitor strategic business expansion and diversification plans with management and marketing consultants Participate in sales meetings with key accounts.

               - Prepare and deliver presentations to the executive team, board of directors, financial communities and potential customers.

               - Develop on-going training programs for Company's sales personnel and the Company's provider network.

               - Participate in new product and service development projects with management.

         3. FULL TIME. Employee agrees that he will devote his full time and attention during regular business hours to the business and affairs of the Company. The foregoing shall not prevent the purchase, ownership or sale by Employee of investments or securities of publicly held companies and any other business that is not competitive with the Company or any subsidiary of the Company so long as such investment does not require active participation of Employee in the management of the business of such publicly held companies, does not interfere or conflict with the performance of Employee's duties hereunder and does not otherwise violate any of the provisions of this Agreement, or Employee's participation in philanthropic organizations to the extent that such participation does not interfere or conflict with the performance of Employee's duties hereunder and does not otherwise violate any provision of this Agreement.

         4. COMPENSATION. In consideration of the duties and services to be performed by Employee hereunder, the Company agrees to pay, and Employee agrees to accept the amounts set forth below:

             A. Grant of 25,000 stock options as the closing price on January 1, 2001. The term of the exercise price shall be (5) years from date of stock option issuance. Notwithstanding anything contrary to this
         Section 4(a), the grant of options pursuant to this Section 4(a), is contingent and conditioned upon approval by the Company's shareholders of an option plan reserving sufficient shares for the grant of the options specified above. The options specified herein shall be subject to all provisions of such plan.

             B. A base salary, to be paid on a biweekly basis, at the rate of

                January 1,2001-December 31,2001 =    $175,000 per annum

                January 1,2002-December 31,2002 =    $200,000 per annum .

                January 1,2003-December 31,2003 =    $163,804 per annum

In addition to the base salary, the Employee shall be compensated for the sales and operating results achieved by the COMPANY in the year 2003 in accordance with the following schedules:


                         2003 COMMISSION SCHEDULE
COMMISSION ON GROSS REVENUE                    COSSMISSION ON EBIT
$12Mil-14mil         .25%                   250K-lm 1          0.00%
14mil-17mil          .50%                   1 mil-1.5mil       1.0%
17mil-20mil          1.25%                  1.5mil-2mil        1.5%
20mil-25mil          2.0%                   2mil-2.5mil        3.0%
25mil plus           3.0%                   >2.5mil            4.0%

             D. Stock Option Incentive Program -The Employee is to be issued additional Stock options of 2.5% of EBIT. Stock options will be calculated at the end of the Company's calendar year. The maximum stock options that can be issued under this agreement during any one-year period is 100,000.

             E. The compensation provided for herein shall be in addition to any retirement, profit sharing, insurance or similar benefit which may at any time be payable to Employee pursuant to any plan or policy of the Company relating to such benefits, which additional benefits shall be made available to Employee on the same basis as they are generally made available to other executive officers of the Company. Such compensation shall be in addition to any options which may be granted under any stock option plan of the Company.

             F. Upon submission of appropriate documentation with respect thereto, the Company shall reimburse Employee in accordance with the Company's normal policies for all reasonable travel, hotel, meal and other expenses properly incurred by him in the performance of his duties hereunder.

             G. The Company shall provide Employee with Group Health Insurance consistent with coverage offered to other Executive Officers of the Company.

             H. The Company shall provide Employee with the use of an automobile, selected by Employee and leased by the Company, with all expenses of operation, such as insurance, gas, oil and repair, paid for by the Company and having a cost to the Company, including lease charges, not to exceed $1,000 per month in the aggregate.

             5. VACATION. Employee shall be entitled to three (3) weeks vacation each fiscal year, to be taken at such time as is mutually convenient to the Company and Employee.

         6. DISABILITY. In the event the Employee, as deemed by an independent third party be unable to perform his duties because of illness or incapacity, physical or mental, for a period of one-hundred and eighty (180) consecutive days or an aggregate period of more than one-hundred eighty (180) days in any 12-month period, the Company may terminate this Agreement after the expiration of such period. Upon such termination, Employee shall be entitled to receive the base salary provided by paragraph 4(b), and the additional benefits, if any, provided by paragraph 4(f), in each instance computed up to the date of termination. Stock options shall survive termination pursuant to this clause.

         7. DEATH In the event of death of the Employee during the Employment period, this Agreement and the employment of Employee hereunder shall terminate on the date of death of Employee. (the estate of Employee (or such persons(s) as Employee shall designate in writing) shall be entitled to receive, and the Company agrees to continue to pay, in accordance with the normal pay practice of the Company, the salary plus any additional compensation provided by section 4, for a period of one (1) year following the date of the death of the Employee.)

         8. CONFIDENTIAL INFORMATION.

                (a) The Employee  recognizes and  acknowledges  that the Company owns, controls and has exclusive access to a body of existing technical knowledge and technology, and that the Company has expended and is expending substantial resources in a continuing program of research, development and production with respect to its business. The Company possesses and will continue to possess information that has been or will be created, discovered or developed, or has or will otherwise become known to the company, and/or in which property rights have been or will be assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Confidential Information." By way of illustration but not limitation, Confidential Information includes all data, compilations, blueprints, plans, audio and/or visual recordings and/or devices, information on computer disks, software in various stages of development, source codes, tapes, printouts and other printed, typewritten or handwritten documents, specifications, strategies, systems, schemes, methods (including delivery, storage, receipt, transmission, presentation and manufacture of audio, visual, informational or other data or content), business and marketing development plans, customer lists, prospects lists, employee files, research projections, processes, techniques, designs, sequences, components, programs, technology, ideas, know-how, improvements, inventions (whether or not patentable or copyrightable), information about operations and maintenance, trade secrets, formulae, models, patent disclosures and any other information concerning the actual or anticipated business, research or development of the Company or its actual or potential customers or partners or which is or has been generated or received in confidence by the Company by or from any person, and all tangible and intangible embodiments thereof of any kind whatsoever including where appropriate and without limitation all compositions, machinery, apparatus, records, reports, drawings, copyright applications, patent applications, documents and samples prototypes, models, products and the like. Confidential Information also includes any such information as to which the Company is bound under confidentiality agreements with third parties, and any information which the Company has obtained or will obtain from its clients or any other party and which the Company treats as confidential, whether or not owned or developed by the Company.

                (b) The Employee acknowledges that, solely by reason of his employment by the Company, the Employee has been or will be in a confidential relationship with the Company, and that the Employee has or will come into possession of, have access to, have knowledge of or contribute to the Confidential Information.

                (c) Employee represents, warrants and agrees as follows:

                    (i) All of the Confidential  Information is a valuable asset of the Company and is, will be and shall at all times remain the sole and exclusive property of the Company.

                    (ii) But for the Employee's  employment by the Company,  the
                Confidential Information would not have been disclosed to the Employee.

                    (iii) The employee will not, directly or indirectly,  either during his or her employment or at any time thereafter, except as required in the conduct of the Company's business or as authorized in writing by the Company, use, publish, appropriate, exploit, copy, summarize, communicate or disclose to any third party Confidential Information.

                    (iv) The Employee understands,  acknowledges and agrees that this Agreement applies regardless of whether there are any changes in the

                Employee's job duties, job title, location of place or work or division assignment.

                    (v) Upon  termination of the employee's  employment with the
                Company, the Employee shall immediately deliver or cause to be delivered to the Company all of the Confidential Information in the Employee's possession or control, including, without limitation: originals and/or copies of books; catalogues; sales brochures; customer lists; price lists; employee manuals; operation manuals; marketing and sales plans and strategies; files; computer disks; and all other documents and materials, in any form whatsoever, reflecting or referencing Confidential Information as well as all of the materials furnished to or acquired by the Employee as a result of or during the course of the Employee's employment by the Company.

         9. NON-COMPETITION. (a) For a period of [one (l) ] year after the termination of the Employee's employment with the Company (the "Non Compete Period"), the Employee shall not, for himself or on behalf of any other person or entity within [North America] that offers products or services that directly compete with the products or services offered by the Company, solicit, have any contact with or accept business from, any of the Company's customers or clients, or known customer or client prospects, or otherwise induce or influence any such customer or client or known customer or client prospect to reduce its volume of business, or terminate or divert its relationship or otherwise in any way adversely affect its relationship, with the Company.

                (b) The Employee further acknowledges that it is essential to the protection of the Company's business that the Employee be restrained from:
(i) soliciting or inducing any employee of the Company to leave his or her employment; and (ii) hiring or attempting to hire any employee of the Company. The Employee agrees that, during the Employee's employment with the Company and for a period of .[one (l)] year thereafter, the Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any current or future employee of the Company to leave the Company for any reason.

                (c) The Employee further acknowledges and agrees that the Employee shall not, during the Employee's employment with the Company and for a period of [one (l)] year thereafter (together with the period described in subparagraph (b) of this Section, the "Non Solicitation Period"), for himself or herself or on behalf of any other person, firm or entity within [North America], become engaged in any business or activity which directly competes with any product or service sold or being developed by the Company, or any business or activity engaged in by the Company.

                (d) The restrictions and limitations contained in this Paragraph 9 are acknowledged by the Employee and the Company to be reasonable as to scope and duration and to be necessary to protect the Company's proprietary interests in its Confidential Information, and to preserve for the Company the competitive advantage derived from maintaining the Confidential Information as secret.

                (e) In the event that any of the restrictions and limitations contained in this Paragraph 9 are deemed unreasonable or to otherwise exceed the time and/or geographic limitations permitted by applicable law, such provisions of this Paragraph shall be reformed to the maximum time and/or geographic limitations permitted by applicable law.

                (f) The Employee acknowledges and agrees that it is impossible to measure in money the damages which will accrue to the Company if the Employee shall breach or be in default of any of the Employee's representations or agreements set forth in this Agreement. Accordingly, if the Employee breaches or is in default of any of the representations or agreements set forth in Paragraph 8 or 9 above, the Company shall have the full right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond. If any action or proceeding is instituted by or on behalf of the Company to enforce any term of this Agreement, the Employee hereby waives any claim or defense thereto that the Company has an adequate remedy at law or that the Company has not been, or is not being, irreparably injured by the Employee's breach or default. The rights and remedies of the Company pursuant to this Paragraph are cumulative, in addition to, and shall not be deemed to exclude, any other right or remedy which the Company may have pursuant to this Agreement or otherwise, at law or in equity.

10.      REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.

                (a) The Employee represents and warrants that his performance of all the terms of this Agreement and his duties as an employee of the Company does not now and will not knowingly breach any agreement to keep in confidence confidential information acquired by him in confidence or in trust prior to his employment with the Company. The Employee further represents and warrants that he has not entered into. and he will not enter into any agreement either written or oral in conflict herewith.

                (b) The Employee represents and warrants that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company (a) any materials, documents or confidential information of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use, or (b) any confidential information which he knows or should have known has been acquired by improper means, or otherwise misappropriated from another person. Employee warrants and represents that he is free to enter into this Agreement and to perform the services contemplated thereby and that such actions will not constitute a breach of, or default under, any existing agreement.

                (c) The Employee hereby agrees to indemnify and hold harmless the Company from and against any and all losses, costs damages and expenses (including, without limitation, its reasonable attorneys' fees) incurred or suffered by the Company resulting from any breach by the Employee of any of his representations or warranties set forth in this Paragraph 9.

         11. TERMINATION.

                (a) The Company may terminate this Agreement immediately for cause, without liability (other than for the base salary provided in paragraph 4(b) accrued to the date of termination) in the event of (i) conviction of Employee of a felony, (ii) commission of acts of dishonesty or moral turpitude constituting fraud or embezzlement, (iii) violation by Employee of the policies, procedures, guidelines or directions of the Board of Directors, (vi) negligence by the Employee in the performance, or willful disregard by the Employee's obligations hereunder, or (v) breach of any provision of this Employment Agreement which is not cured upon written notice unless said breach is a material and substantial breach.

                (b) In the event the Company decides to terminate this Agreement without cause during any period of the agreement, or does not renew this Agreement pursuant to Section 1 hereof, then Employee's employment shall terminate and Employee shall receive, in consideration of his continuing obligations under Sections 8 and 9 hereof, payment of salary, based on the then applicable salary level, for a period of twenty-four (24) months from the date of such termination, inclusive of benefits that would normally be due the Employee, not including, however, the benefit described in Section 4(d&f) hereof. If terminated without cause or non-renewal of the contract, the Employee maintains all rights to options as if an employee.

                (c) After a Change in Control (as hereinafter defined) has occurred, Employee may terminate his employment at any time upon written notice to the Company within six (6) months after he has obtained actual knowledge of the occurrence of any of the following events:

                    (i) Failure to elect or appoint,  or re-elect or re-appoint,
                Employee to, or removal of Employee from, his office and/or position with the Company as constituted prior to the Change in Control, except in connection with the termination of Employee's, employment pursuant to Section 10(a) hereof;

                    (ii)  A  reduction  in   Employee's   overall   compensation
                (including any reduction in pension or other benefit programs or perquisites) or a material adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to Employee's position with the Company as referred to in Section 2 hereof;

                    (iii) A  determination  by Employee made in good faith that, as a result of a Change in Control, he is unable effectively to carry out the authorities, powers, functions or duties attached to his position with the Company as referred to in Section 2 hereof, and the situation is not remedied within thirty (30) days after receipt by the Company of written notice from Employee of such determination;

                    (iv) A  breach  by the  Company  of any  provision  of  this
                Agreement  not  covered  by clauses  (i),  (ii) or (iii) of this
                Section 10(c), which is not remedied within thirty (30) days after receipt by the Company of written notice from Employee of such breach;

                    (v) A change in the location at which  substantially  all of
                Employee's duties with the Company are to be performed to a location which is not within a 50-mile radius of the address of the place where Employee is performing services prior to the date of the Change in Control; or

                    (vi) failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor (pursuant to a transfer described in Section 16).

         An election by Employee to terminate his employment under the provisions of this Section 10(c) shall not be deemed a voluntary termination of employment by Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs or policies. Employee's right to terminate his employment pursuant to this Section 10(c) shall not be affected by his illness or incapacity, whether physical or mental, unless the Company shall at the time be entitled to terminate his employment under Section 8 of this Agreement. Employee's continued employment with the Company for any period of time less than six (6) months after a Change in Control shall not be considered a waiver of any right he may have to terminate his employment pursuant to this
Section 10(c).

After a Change in Control has occurred, if Employee terminates his employment with the Company pursuant to Section 10(c) hereof or if Employee's employment is terminated by the Company for any reason other than pursuant to Section 10(a) hereof, Employee (i) shall be entitled to his base salary in accordance with
Section 4(b), the additional compensation determined in accordance with Section 4(c) hereof, and any bonuses, awards, perquisites and benefits, including, without limitation, benefits and awards under the Company's stock option plans and the Company's pension and retirement plans and programs, through the date specified in the notice of termination as the last day of Employee's employment by the Company (the "Termination Date") and, in addition thereto, (ii) shall be entitled to be paid in a lump-sum, on the Termination Date, an amount of cash (to be computed, at the expense of the Company, by the independent certified public accountants utilized by the Company immediately prior to the Change of Control (the "Accountants"), whose computation shall be conclusive and binding upon Employee and the Company) equal to [2.99] times Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Such lump-sum payment is hereinafter referred to as the "Termination Compensation."

Notwithstanding anything in this Agreement to the contrary, Employee shall have the right, prior to the receipt by him of any amounts due hereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which Employee shall repay to the Company, within ninety (90) days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. Notice of any such waiver or treatment of amounts received as a loan shall be given by Employee to the Company in writing and shall be binding upon the Company.

It is intended that the "present value" of the payments and benefits to Employee, whether under this Agreement or otherwise, which are includable in the computation of "parachute payments" shall not, in the aggregate, exceed [2.99] times the "base amount" (the terms "present value", "parachute payments" and "base amount" being determined in accordance with Section 280G of the Code). Accordingly, if Employee receives payments or benefits from the Company prior to payment of the Termination Compensation which, when added to the Termination Compensation, would, in the opinion of the Accountants, subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code, the Termination Compensation shall be reduced by the smallest amount necessary, in the opinion of the Accountants, to avoid such tax. In addition, the Company shall have no obligation to make any payment or provide any benefit to Employee subsequent to payment of the Termination Compensation which, in the opinion of the Accountants, would subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code. No reduction in Termination Compensation or release of the Company from any payment or benefit obligation in reliance upon any aforesaid opinion of the Accountants shall be permitted unless the Company shall have provided to Employee a copy of any such opinion that specifically entitles Employee to rely thereon, no later than the date otherwise required for payment of the Termination Compensation or any such later payment or benefit.

"Change of Control" as used in this Agreement shall mean the occurrence of any of the following:

                    (i) any  "person"  or  "group"  (as such  terms  are used in
                Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), except for an employee stock ownership trust (or any of the trustees thereof), becomes a "beneficial owner" (as such term in used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                    (ii) a  change  in  "control"  of the  Company  (as the term
                "control" is defined in Rule 12b-2 or any successor rule promulgated under the Act) shall have occurred;

                    (iii) the majority of the Board of Directors, as such entire
                Board of Directors is composed at the date of this Agreement, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors any director who ceased to serve prior to the date of a Change in Control, for any reason, or at any other time due to his death, disability or termination for cause;

                    (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                    (v) the  shareholders  of the  Company  approve  a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than [70]% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in Control, in which Employee participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

         12. NO IMPEDIMENTS. Employee warrants and represents that he is free to enter into this Agreement and to perform the services contemplated thereby and that such actions will not constitute a breach of, or default under, any existing agreement.

                (a) In the event that Employee is terminated without cause and Employee breaches any of the provisions of Sections 8 and 9 hereof during the Non Compete and the Non Solicitation periods, then the Company shall be permitted to suspend any further payments, if any, due to Employee under Section 1 l(b) or (c) hereof, without prejudice to any of it rights or remedies under this Agreement.

         13. NO WAIVER. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

         15. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York applicable to agreements to be wholly performed therein without giving effect to principles of conflicts of law.

         16. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

         17. ASSIGNMENT AND DELEGATION OF DUTIES. This Agreement may not be assigned by the parties hereto except that the Company shall have the right to assign this ! Agreement to any successor in connection with a sale or transfer of all or substantially all of its assets, a merger or consolidation. This Agreement is in the nature of a personal services contract and the duties imposed hereby are non-delegable.

         18. PARAGRAPH HEADINGS. The paragraph headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         19. NOTICES. Any notice under the provisions of this Agreement shall be in writing, shall be sent by one of the following means, directed to the address set forth on the first page of this Agreement or to such other address as shall be designated hereunder by notice to the other party, effective upon actual receipt and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited for overnight delivery with Federal

Express (or other equivalent national overnight courier service) or United States Express Mail, with &cost of delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

         20. UNENFORCEABILITY; SEVERABILITY. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                EMPLOYEE:


                                /s/ Frederic S. Siegel
                                ---------------------------------------------
                                Fredric S. Siegel


                                COMPANY:

                                AMERICAN MEDICAL ALERT CORP.

                                By:  /s/ Howard M. Siegel
                                   -----------------------------------------
                                   Name: Howard M. Siegel
                                   Title: President and Chief Executive Officer